Exhibit 10.28

CONTRAT DE MANDAT SOCIAL	CORPORATE MANDATE AGREEMENT

ENTRE LES SOUSSIGNÉS	BETWEEN THE UNDERSIGNED

Pasqal, société par actions simplifiée, dont le siège social est situé 24 rue Emile Baudot – 91120 Palaiseau, immatriculée au RCS d’Evry sous le numéro 849 441 522, représentée par Wasiq Bokhari en qualité de Directeur Général,	Pasqal, a simplified joint-stock company (société par actions simplifiée), the registered office of which is located 24 rue Emile Baudot, 91120 Palaiseau, France, registered with the Evry Trade and Companies Registry under number 849 441 522, represented by Wasiq Bokhari, acting in their capacity as Managing Director,

Dénommée ci-après la « Société »	Hereafter referred to as the “Company”

D’UNE PART,	ON THE ONE HAND,

ET	AND

Monsieur Loïc HENRIET, né le 6 juillet 1990, à Marseille (13) en France, de nationalité française et demeurant 244, rue du Faubourg Saint-Martin, 75010 Paris,	Mr. Loïc HENRIET, born on 6 July 1990, in Marseille (13), France, of French nationality and residing 244, rue du Faubourg Saint-Martin, 75010 Paris,

Dénommé ci-après « Monsieur HENRIET » ou le « Président »	Hereafter referred to as “Mr. HENRIET” or the “President”

D’AUTRE PART,	ON THE OTHER HAND,

Ci-après dénommés ensemble les « Parties ».	Hereafter referred together to as the “Parties”.

AYANT RAPPELE QUE :	WHEREAS:

Monsieur HENRIET a été nommé Président de la Société le 1er avril 2025 dans les conditions prévues par les statuts de la Société (les « Statuts »).	Mr. HENRIET has been appointed President of the Company as from 1st April 2025, under the conditions set forth in the articles of association of the Company (the “Articles of Association”).

Les Parties sont convenues de préciser dans le présent accord les conditions d’exercice du mandat social de Président de la Société par Monsieur HENRIET (ci-après le « Mandat »).	The Parties have agreed to specify in this agreement the terms and conditions of Mr. HENRIET’s corporate mandate as President of the Company (hereinafter the “Mandate”).

IL A ÉTÉ CONVENU ET ARRETE CE QUI SUIT	IT HAS BEEN AGREED AS FOLLOWS

ARTICLE 1 : DUREE	ARTICLE 1: DURATION

Le présent Mandat est conclu pour une durée indéterminée.	This Mandate is entered into for an indefinite period.

ARTICLE 2 : MISSIONS ESSENTIELLES DANS LE CADRE DU MANDAT	ARTICLE 2: ESSENTIAL DUTIES UNDER THE MANDATE

Le Président représente la Société à l’égard des tiers et est investi des pouvoirs les plus étendus pour agir en toute circonstance au nom de la Société dans la limite de son objet social et des limitations prévues par les Statuts, sous réserve des décisions pour lesquelles les dispositions légales ou les Statuts donnent compétence à un autre organe, le cas échéant.	The President represents the Company towards third parties and is vested with the broadest powers to act in all circumstances on behalf of the Company within the limits of its corporate purpose and the restrictions provided by the Articles of Association, subject to decisions for which the law or the Articles of Association grant competence to another body, if applicable.

ARTICLE 3 : AUTONOMIE D’ORGANISATION	ARTICLE 3: ORGANIZATIONAL AUTONOMY

En sa qualité de Président, Monsieur HENRIET disposera d’une autonomie totale dans l’organisation de son emploi du temps.	As President, Mr. HENRIET will have complete autonomy in organizing his schedule.

ARTICLE 4 : REMUNERATION	ARTICLE 4: REMUNERATION

En contrepartie de l’exercice de ses fonctions de Président, Monsieur HENRIET bénéficiera d’une rémunération annuelle brute de 264.500 euros, payée en douze (12) mensualités égales (soit 22.041,66 euros bruts par mois).	In consideration for the performance of his duties as President, Mr. HENRIET will receive an annual gross remuneration of EUR 264,500, paid in twelve (12) equal monthly installments (i.e. EUR 22,041.66 gross per month).

ARTICLE 5 : REMBOURSEMENT DE FRAIS	ARTICLE 5: REIMBURSEMENT OF EXPENSES

Les frais professionnels, notamment les frais de représentation, de déplacement, d’hôtel et les autres dépenses courantes que le Président aura engagés dans l’intérêt de la Société et dans le cadre de son Mandat, lui seront remboursés par la Société sur présentation de justificatifs, conformément aux règles applicables au sein de la Société.	Professional expenses, especially representation expenses, travel, hotel and other daily expenses that the President incurs in the Company’s interest and in the performance of his Mandate shall be reimbursed to him upon presentation of supporting documents, in accordance with applicable Company policies.

ARTICLE 6 : OBLIGATIONS PROFESSIONNELLES	ARTICLE 6: PROFESSIONAL OBLIGATIONS

Pour les besoins des obligations de restitution, de protection des données, de confidentialité, de loyauté, de non-débauchage, de non-concurrence et de non-dénigrement prévues aux Articles 6 et 8 à 11, toute référence à la « Société » vise également Pasqal Holding SA, Pasqal SAS, leurs filiales, leurs sociétés affiliées et toutes les autres sociétés du groupe, de sorte que les obligations prévues dans ces Articles bénéficient à chacune de ces entités.	For purposes of the return, data protection, confidentiality, loyalty, non-poaching, non-compete and non-disparagement obligations set out in Articles 6 and 8 to 11, any reference to the “Company” shall also include Pasqal Holding SA, Pasqal SAS, their subsidiaries, affiliates and all other group companies, so that the obligations set out in those Articles benefit each of those entities.

Le Président s’engage à restituer, au moment de la cessation de son Mandat au sein de la Société, pour quelque cause que ce soit, et sans qu’il n’y ait besoin d’une démarche ou d’une mise en demeure préalable de la part de la Société, ou le cas échéant, avant la cessation du Mandat sur demande de la Société, tous les éléments qui sont la propriété de la Société et qui pourront être en sa possession ou sous son contrôle à cette date, en ce inclus et sans que cette liste ne soit exhaustive : clés, téléphone portable, équipement informatique, toute la correspondance, les documents, rapports, mémoires et analyses, notes, dossiers (incluant notamment tous les dossiers sauvegardés par voie électronique, ainsi que les codes ou instruments nécessaires pour accéder à ces dossiers), et toutes les copies des éléments susmentionnés, appartenant à la Société.	The President agrees to return, upon termination of his Mandate with the Company, for any reason whatsoever, and without the need for any prior action or formal notice on the part of the Company, or as the case may be, prior to the termination of the Mandate, at the request of the Company, all items which are the property of the Company and which may be in his possession or under his control at that date, including but not limited to: keys, cell phone, computer equipment, all correspondence, documents, reports, memoranda and analyses, notes, files (including in particular all files saved electronically, as well as the codes or tools required to access these files), and all copies of the above items, belonging to the Company.

Sans préjudice des stipulations de l’Article 9, à première demande de la Société et, en tout état de cause, à la cessation du Mandat, le Président devra, selon les instructions de la Société, supprimer de manière irréversible, restituer ou transférer à la Société l’ensemble des données, documents, fichiers, codes, informations, copies et supports appartenant à la Société ou relatifs à son activité, y compris lorsqu’ils sont stockés sur des appareils personnels, comptes de messagerie personnels, espaces de stockage en ligne, services cloud ou tout autre système non fourni par la Société, et ne devra en conserver aucune copie, sauf exigence légale ou instruction écrite contraire de la Société. Le Président devra certifier par écrit à la Société, dans le délai demandé par celle-ci, qu’il s’est conformé à ces obligations. À la demande de la Société et sous réserve du droit applicable, le Président devra préserver et ne pas altérer, supprimer ou détruire tout élément susceptible de constituer une preuve, coopérer à la révocation ou à la restitution de ses accès, identifiants, clés, jetons, dispositifs d’authentification et autres moyens d’accès, et, en cas de soupçon raisonnable de violation de ses obligations au titre du Mandat, coopérer à toute revue technique ou forensique demandée par la Société concernant les supports, comptes ou systèmes utilisés pour les besoins du Mandat, dans la limite de ce qui est nécessaire et proportionné.	Without prejudice to the provisions of Article 9, upon the Company’s first request and, in any event, upon termination of the Mandate, the President shall, in accordance with the Company’s instructions, irreversibly delete, return or transfer to the Company all data, documents, files, code, information, copies and media belonging to the Company or relating to its business, including where they are stored on personal devices, personal email accounts, online storage spaces, cloud services or any other system not provided by the Company, and shall not retain any copy thereof, except as required by law or as otherwise instructed in writing by the Company. The President shall certify in writing to the Company, within the period requested by the Company, that he has complied with these obligations. At the Company’s request and subject to applicable law, the President shall preserve and not alter, delete or destroy any item that may constitute evidence, cooperate with the revocation or return of his access rights, credentials, keys, tokens, authentication devices and other means of access, and, where there is a reasonable suspicion of a breach of his obligations under the Mandate, cooperate with any technical or forensic review requested by the Company concerning the media, accounts or systems used for the purposes of the Mandate, to the extent necessary and proportionate.

Le Président est tenu à une obligation générale de discrétion pendant la durée de son Mandat et ne doit jamais tenter de détourner les clients de la Société à son profit ou au profit d’un tiers quelconque.	The President is bound by a general obligation of discretion for the duration of his Mandate and must never attempt to divert the Company’s clients to his own advantage or to the advantage of any third party.

Le Président est tenu de conserver un secret absolu sur tout ce qui a trait aux secrets ou savoir-faire relatifs à l’exploitation ou l’activité de la Société et d’une manière générale, sur toutes les opérations techniques et technologiques et les méthodes de travail dont il aurait connaissance dans l’exercice de son Mandat et ce, de quelque manière que ce soit.	The President is bound to maintain absolute secrecy regarding any secrets or know-how relating to the Company’s operations or business, and more generally regarding any technical and technological operations and working methods of which he may become aware in the course of his Mandate, in any manner whatsoever.

Le Président s’engage à ne divulguer aucune des méthodes commerciales utilisées dans la Société et aucun des renseignements et projets recueillis au cours de ses fonctions, se déclarant lié à cet égard par le secret professionnel le plus absolu.	The President undertakes not to disclose any of the business methods used by the Company or any information or projects collected in the course of his duties, and declares himself bound in this respect by the strictest professional secrecy.

Cette obligation de discrétion joue tant à l’égard de la Société que de ses clients, membres et partenaires.	This obligation of discretion applies both to the Company and to its clients, members and partners.

Cette obligation continuera à s’appliquer même après la fin du Mandat pour quelque cause que ce soit et ce, pendant une durée de dix (10) ans après la fin du Mandat.	This obligation will continue to apply even after the end of the Mandate for any reason whatsoever, for a period of ten (10) years after the end of the Mandate.

ARTICLE 7 : EXCLUSIVITE	ARTICLE 7: EXCLUSIVITY

Sous réserve des stipulations du présent Article, Monsieur HENRIET s’engage à consacrer son temps de travail au service de la Société et à n’exercer aucune activité professionnelle complémentaire à celle qu’il exerce dans le cadre du présent Mandat sauf accord écrit de la Société.	Subject to the provisions of this Article, Mr. HENRIET agrees to dedicate his working time to the service of the Company and not to carry out any supplementary professional activity beyond that which he conducts in connection with this Mandate without the written agreement of the Company.

Cette exclusivité s’exercera toutefois dans le respect de la capacité de Monsieur HENRIET à avoir:	This exclusivity will however be exercised in compliance with Mr. HENRIET’s ability to have:

-	une activité complémentaire accessoire et non concurrentielle qui n’interfère en rien avec son obligation de loyauté au titre de son Mandat et sur laquelle il fera preuve d’une totale transparence, en en informant la Société au préalable chaque année ; ou	-	an ancillary and non-competitive complementary activity that does not interfere in any way with his duty of loyalty under his Mandate and on which he will demonstrate total transparency, by informing the Company in advance each year; or

-	un mandat social dans une entreprise patrimoniale ou familiale non concurrente.	-	a corporate mandate in a non-competing patrimonial or family company.

Monsieur HENRIET s’engage à déclarer de manière complète, préalable puis continue, au conseil de la Société, s’il en existe un, ou à défaut à tout autre organe compétent de la Société, l’ensemble de ses mandats sociaux, fonctions, responsabilités, activités de conseil, activités professionnelles ou opérationnelles extérieurs au groupe Pasqal, ainsi que l’ensemble de ses participations, intérêts financiers, patrimoniaux, familiaux ou autres intérêts directs ou indirects dans toute entité, y compris dans toute entreprise patrimoniale ou familiale non concurrente. Monsieur HENRIET devra mettre à jour cette déclaration sans délai en cas de changement significatif, afin de permettre à la Société d’apprécier tout risque de conflit d’intérêts, de concurrence, d’atteinte à son obligation de loyauté ou d’interférence avec l’exercice du Mandat.	Mr. HENRIET undertakes to make full disclosure, on a prior and ongoing basis, to the board of the Company, if any, or otherwise to any other competent corporate body of the Company, of all of his corporate mandates, offices, responsibilities, advisory roles, professional or operational activities outside the Pasqal group, as well as all of his direct or indirect shareholdings, financial, patrimonial, family or other interests in any entity, including in any non-competing patrimonial or family company. Mr. HENRIET shall update such disclosure without delay in the event of any material change, in order to enable the Company to assess any risk of conflict of interest, competition, breach of his duty of loyalty or interference with the performance of the Mandate.

En outre, Monsieur HENRIET s’interdit, pendant toute la durée du Mandat, de prendre part à toute activité professionnelle qui concurrencerait la Société ou d’avoir un intérêt direct ou indirect dans toute activité susceptible de concurrencer, de quelque façon que ce soit, les activités de la Société.	In addition, Mr. HENRIET is prohibited, throughout the duration of the Mandate, from taking part in any professional activity which would compete with the Company or from holding a direct or indirect interest in any activity likely to compete, in any way whatsoever, with the activities of the Company.

ARTICLE 8 : LOYAUTE	ARTICLE 8: LOYALTY

Monsieur HENRIET doit respecter l’obligation de loyauté inhérente à son Mandat.	Mr. HENRIET must comply with an obligation of loyalty which is inherent to his Mandate.

A titre d’exemples, Monsieur HENRIET est tenu de ne pas :	By way of example, Mr. HENRIET is required not to:

-	Se placer dans une situation où ses intérêts personnels seraient en conflit avec les intérêts de la Société ou leur porteraient préjudice ;	-	Place himself in a situation where his personal interests would conflict with the interests of the Company or would be detrimental to them;

-	Se livrer pendant toute la durée du Mandat à un quelconque acte de concurrence ou de déloyauté directe ou indirecte au détriment de la Société ;	-	Engage in any act of competition or direct or indirect disloyalty to the detriment of the Company throughout the duration of the Mandate;

-	Formuler publiquement ou à l’extérieur de la Société toute déclaration ayant pour objet ou susceptible de dénigrer ou de porter atteinte à la réputation de la Société, de ses produits, de ses salariés, de ses dirigeants et/ou de ses décisions stratégiques, étant précisé qu’aucune stipulation du présent paragraphe ne saurait empêcher M. HENRIET de formuler des observations et des orientations, de prendre des mesures disciplinaires ou des décisions de licenciement, ni de modifier la stratégie de la Société ;	-	Make any public or external statements intended to or likely to disparage or harm the reputation of the Company, its products, its employees, its managers and/or its strategic decisions, it being specified that nothing in this provision shall restrict Mr. HENRIET from providing feedback and guidance, taking disciplinary or termination decisions, or changing the Company’s strategy;

-	Ou encore détourner la clientèle de la Société.	-	Or divert away the Company’s customers.

Il est rappelé que cette obligation subsiste pendant les périodes de suspension du Mandat.	It is recalled that this obligation remains applicable during any period of suspension of the Mandate.

ARTICLE 9 : CONFIDENTIALITE	ARTICLE 9: CONFIDENTIALITY

Sauf dans l’exercice de ses fonctions telles que mentionnées dans le présent Mandat, Monsieur HENRIET s’engage :	Except in the performance of his duties as mentioned in the Mandate, Mr. HENRIET undertakes:

-	A garder la plus grande confidentialité sur les informations, savoir, méthodes ou procédés techniques, documents ou données concernant la Société et ses activités i) dont il aura eu connaissance au cours de l’exercice de ses fonctions au sein de la Société ii) qui sont nécessaires à l’activité et la pérennité de la Société et iii) qui n’auront pas été rendus publiques (autrement que par le fait de Monsieur HENRIET en violation du Mandat) (les « Informations Confidentielles ») ; et	-	To maintain the utmost confidentiality regarding information, knowledge, methods or technical processes, documents or data concerning the Company and its activities i) of which he will have become aware during the performance of his duties within the Company, ii) which are necessary for the activity and continuity of the Company and iii) which have not been made public (other than as a result of Mr. HENRIET’s violation of the Mandate) (the “Confidential Information”); and

-	A ne pas, directement ou indirectement, divulguer les Informations Confidentielles, les communiquer ou les laisser divulguer ou communiquer à toute personne ou entité n’ayant pas reçu l’approbation d’une personne dûment autorisée de la Société et à ne pas les utiliser, à quelque usage que ce soit, que ce soit pour son compte ou pour le compte d’une autre partie.	-	Not, directly or indirectly, disclose the Confidential Information, communicate it or allow it to be disclosed or communicated to any person or entity that has not received the approval of a duly authorized person of the Company, and not to use it, for any purpose whatsoever, whether for his own account or for the account of another party.

Si Monsieur HENRIET s’interroge sur la nature d’Informations Confidentielles d’informations, savoirs, méthodes et procédés techniques, documents ou données, il lui appartient de solliciter des précisions.	If Mr. HENRIET is unclear about whether information, knowledge, methods and technical processes, documents or data are Confidential Information, he must seek clarification.

L’engagement de confidentialité de Monsieur HENRIET sera valable pendant toute la durée du Mandat et pendant une durée de dix (10) ans après la fin du Mandat. Au cours de son Mandat ou à tout moment à l’issue de celui-ci, Monsieur HENRIET ne doit prendre aucune copie ou enregistrement (sur quelque support que ce soit) d’aucune Information Confidentielle, quelle qu’elle soit sauf si cela est requis pour les besoins de la réalisation de ses fonctions dans le cadre du Mandat. Ce type d’information appartient à la Société et devra lui être retourné à tout moment durant son mandat à la demande de la Société et immédiatement lors de la réalisation du Mandat.	Mr. HENRIET’s confidentiality undertaking will remain valid for the entire duration of the Mandate and for a period of ten (10) years after the end of the Mandate. During his Mandate or at any time thereafter, Mr. HENRIET must not make any copy or recording (on any media whatsoever) of any Confidential Information whatsoever unless this is required for the purpose of performing his duties in the context of the Mandate. This type of information belongs to the Company and must be returned to it at any time during his Mandate at the request of the Company and immediately upon completion of the Mandate.

Monsieur HENRIET reconnaît et accepte le fait que la Société subirait un grave préjudice en cas de violation des dispositions du présent article. Tout manquement à l’obligation de confidentialité résultant du présent article constituerait une faute susceptible de justifier la rupture des relations, sans préjudice des dommages et intérêts qui pourraient être réclamés en justice par la Société du fait de la violation par Monsieur HENRIET de cette obligation tant au cours de l’exécution du Mandat qu’après sa cessation.	Mr. HENRIET acknowledges and accepts the fact that the Company would suffer serious harm in the event of a breach of the provisions of this article. Any breach of the obligation of confidentiality set out in this article would constitute a contractual breach likely to justify the termination of the relationship, without prejudice to the damages that could be claimed in court by the Company as a result of the breach by Mr. HENRIET of this obligation both during the performance of the Mandate and after its termination.

ARTICLE 10 : NON-DEBAUCHAGE	ARTICLE 10: NON-POACHING

Monsieur HENRIET s’engage, aussi longtemps qu’il exercera ses fonctions de mandataire telles que visées dans le présent Mandat, et jusqu’à l’expiration d’une durée de vingt-quatre (24) mois suivant la fin de ses fonctions de mandataire, à ne pas débaucher des salariés ou mandataires sociaux de la Société, pour le compte d’un tiers ou pour son propre compte, ou même entrer en relation d’affaires avec ceux-ci, directement ou indirectement et à quelque titre que ce soit (et notamment au travers d’entités dans lesquelles Monsieur HENRIET détiendrait ou viendrait à détenir, séparément ou conjointement, une participation ou au travers de toute relation d’affaires, quelle qu’en soit la nature).	Mr. HENRIET undertakes, as long as he exercises his duties as a corporate officer as referred to in this Mandate, and until the expiration of a period of twenty-four (24) months following the end of his duties as a corporate officer, not to poach employees or corporate officers of the Company, for the benefit of a third party or for his own account, or even to enter into business relations with them, directly or indirectly and in any capacity whatsoever (and in particular through entities in which Mr. HENRIET would hold or come to hold, separately or jointly, a participation or through any business relationship, whatever its nature).

ARTICLE 11 : NON-CONCURRENCE	ARTICLE 11: NON-COMPETE

Monsieur HENRIET s’engage, aussi longtemps qu’il exercera ses fonctions de mandataire telles que visées dans le présent Mandat, et jusqu’à l’expiration d’une durée de vingt-quatre (24) mois suivant la fin de son Mandat, à :	Mr. HENRIET undertakes, as long as he exercises his duties as a corporate officer as referred to in this Mandate, and until the expiration of a period of twenty-four (24) months following the end of his Mandate, to:

(a)	Ne pas exercer directement ou indirectement une activité concurrente à l’Activité (telle que définie ci-après) dans toute autre société ;	(a)	Not engage directly or indirectly in a competing activity to the Activity (as defined hereafter) in any other company;

(b)	Ne pas occuper un poste d’administrateur, de dirigeant, de censeur, de membre du conseil d’administration ou de surveillance, de salarié ou de consultant dans une société ayant une activité concurrente à l’Activité dans les zones géographiques suivantes : Union Européenne, Canada et Etats-Unis (la « Zone Géographique »).	(b)	Not hold a position as an administrator, executive officer, censor, member of the board of directors or supervisory board, employee or consultant in a company having a competing activity to the Activity in the following geographical areas: European Union, Canada, and the United States (the “Geographical Area”).

Aux fins du présent Article, le terme « Activité » désigne l’étude, la conception, la commercialisation, la distribution, le développement, l’exploitation et la maintenance de logiciels, de systèmes, de composants, de solutions et matériels informatiques et simulateurs, la réalisation de prototypes et de produits ou éléments technologiques ou Innovants relatifs à l’utilisation d’atomes neutres manipulés par laser intégrant pour ce faire l’exploitation et la valorisation des recherches, brevets et savoir-faire liés à ces concepts et technologies.	For the purposes of this Article, the term “Activity” means the study, design, marketing, distribution, development, operation, and maintenance of software, systems, components, IT solutions and equipment, and simulators; the creation of prototypes and products or technological or innovative elements related to the use of laser-manipulated neutral atoms, integrating for this purpose the exploitation and promotion of research, patents, and know-how related to these concepts and technologies.

Il est précisé que le présent Article n’a pas pour effet de priver Monsieur HENRIET de la possibilité d’occuper un poste d’administrateur, de dirigeant, de censeur, de membre du conseil d’administration ou de surveillance, de salarié ou de consultant dans la Société ou l’une de ses filiales.	It is specified that this Article does not deprive Mr. HENRIET of the possibility of holding a position as an administrator, executive officer, censor, member of the board of directors or supervisory board, employee, or consultant in the Company or any of its subsidiaries.

À compter de la date de fin de son Mandat, Monsieur HENRIET percevra une indemnité mensuelle égale à 50 % de la dernière rémunération mensuelle fixe effectivement perçue au cours du dernier mois précédant la cessation des fonctions, et ce pendant toute la durée de la période de non-concurrence de vingt-quatre (24) mois. Cette contrepartie financière inclura l’indemnité compensatrice de congés payés éventuellement due au titre de l’indemnité de non-concurrence.	As from the date of termination of his Mandate, Mr. HENRIET will receive a monthly indemnity equal to 50% of the last fixed monthly remuneration actually received during the last month preceding the cessation of duties, for the entire non-competition period of twenty-four (24) months. This indemnity will include the compensation in lieu of paid holiday that may be due in respect of the non-compete indemnity.

En cas de manquement de Monsieur HENRIET à l’une quelconque de ces obligations, la Société cessera de lui verser la contrepartie financière et Monsieur HENRIET sera tenu de restituer à la Société l’intégralité des montants qui lui ont été versés par la Société, au titre de cette contrepartie financière, à compter de la date à laquelle le manquement à cette obligation est intervenu.	In the event of any breach of these obligations by Mr. HENRIET, the Company shall cease paying to him the financial consideration, and Mr. HENRIET shall return to the Company any and all amounts paid to Mr. HENRIET by the Company, in respect of this financial compensation, from the date on which the obligation has been breached.

Toutefois, la Société ne sera pas tenue de verser cette indemnité si elle décide de ne pas appliquer la clause de non-concurrence, cette décision devant être notifiée par écrit à Monsieur HENRIET au plus tard à la date de son départ effectif de la Société.	However, the Company will not be required to pay this indemnity if it decides not to apply the non-competition clause, this decision must be notified in writing to Mr. HENRIET at the latest on the date of his effective departure from the Company.

Monsieur HENRIET s’engage, en outre, à n’émettre aucun commentaire négatif ou avis préjudiciable, tant en public qu’en privé, de manière directe ou indirecte, sur les activités, les affaires, le savoir-faire, les projets et produits, les clients, la stratégie, la situation financière ou commerciale de la Société et à ne rien faire qui pourrait porter, directement ou indirectement, préjudice à l’image ou à la réputation des personnes morales ou physiques qui précèdent.	Mr. HENRIET further undertakes not to make any negative or disparaging comments or statements, whether in public or in private, directly or indirectly, about the activities, business, know-how, projects and products, clients, strategy, financial or commercial situation of the Company and to do nothing that could directly or indirectly harm the image or reputation of the aforementioned legal or natural persons.

Monsieur HENRIET reconnaît que, compte tenu de ses expériences ou formations passées et de ses diplômes, la présente obligation de non-concurrence ne lui interdit en rien d’exercer une activité professionnelle conforme à ses compétences et qualifications postérieurement à la cessation de son Mandat.	Mr. HENRIET acknowledges that considering his past education and professional experience and his diplomas, the present non-compete obligation does not prevent him from engaging in a professional activity that is in line with his skills and qualifications after the termination of his Mandate.

ARTICLE 12 : DONNEES A CARACTERE PERSONNEL	ARTICLE 12: PERSONAL DATA

Le Président est informé que ses données à caractère personnel seront traitées conformément à la politique de confidentialité interne de la Société qui lui a été communiquée.	The President is informed that his personal data will be processed in accordance with the Company’s internal privacy policy made available to him.

ARTICLE 13 : PROPRIETE INTELLECTUELLE	ARTICLE 13: INTELLECTUAL PROPERTY

13.1. Définitions	13.1. Definitions

« Droits de Propriété Intellectuelle » : concerne tous droits, enregistrés ou non, en ce compris les brevets, demandes de brevet, marques et demandes de marque, droits d’auteur et droits voisins (en ce compris les droits sur les logiciels et sur les bases de données), dessins et modèles, droits sui generis des producteurs de bases de données, noms de domaines, droits sur les dénominations sociales, noms commerciaux et enseignes, droits liés au Savoir-faire, aux secrets commerciaux et industriels, tous les droits de priorité attachés aux droits précités, ou toute forme de protection équivalente en vigueur dans le monde entier;	“Intellectual Property Rights”: concerns all rights, registered or not, including patents, patent applications, trademarks and trademark applications, copyrights and related rights (including rights to software and databases), designs and models, sui generis rights of database producers, domain names, rights to company names, trade names and signs, rights related to know-how, commercial and industrial secrets, all priority rights attached to the aforementioned rights, or any form of equivalent protection in force throughout the world;

« Créations » : (i) tous les logiciels, développements, programmes et suites d’instructions informatiques (sous formes de codes sources ou de codes objets), les sites internet ou applications, leurs améliorations, ainsi que les spécifications et documentations préparatoires qui y sont associés ; (ii) toutes les inventions, en ce compris les brevets, concepts, procédés, techniques, formules, algorithmes, données ou ensemble de données, bases de données, produits, méthodes de gestion industrielle ou commerciale, ainsi que leurs améliorations ; (iii) tous les signes distinctifs, en ce compris les marques et noms de domaines ; (iv) toutes les créations graphiques, visuelles, audiovisuelles ou créations littéraires en ce compris les articles, présentations, rapports, livres blancs, plans, schémas, œuvres musicales ou audiovisuelles, animations, dessins et modèles, logos, slogans, interfaces ou éléments graphiques de tout site internet ou application ; et (v) tous les éléments de Savoir-faire, en ce compris les secrets commerciaux et industriels et toutes les informations confidentielles les concernant.	“Creations”: (i) all software, developments, programs and computer instruction sets (in the form of source code or object code), websites or applications, their improvements, as well as the associated specifications and preparatory documentation; (ii) all inventions, including patents, concepts, processes, techniques, formulas, algorithms, data or sets of data, databases, products, industrial or commercial management methods, as well as their improvements; (iii) all distinctive signs, including trademarks and domain names; (iv) all original graphic, visual, audiovisual or literary creations, including articles, presentations, reports, white papers, plans, diagrams, musical or audiovisual works, animations, designs and models, logos, slogans, interfaces or graphic elements of any website or application; and (v) all elements of Know-how, including commercial and industrial secrets and all confidential information relating thereto.

« Création de Mandat » : signifie toute Création conçue, développée, découverte ou produite par Monsieur HENRIET seul ou avec une ou plusieurs autres personnes dans le cadre des prestations de services réalisées aux termes du Mandat. Il est précisé que toute amélioration, création dérivée ou autre modification d’une Création Préexistante réalisée par la Société dans le cadre du Mandat sera considérée comme une Création de Mandat.	“Mandate Creation”: means any Creation conceived, developed, discovered or produced by Mr. HENRIET alone or with one or more other persons in the context of the services provided under the terms of the Mandate. It is specified that any improvement, derivative creation or other modification of a Pre-existing Creation made by the Company under the Mandate shall be considered a Mandate Creation.

« Création Préexistante » : signifie toute Création réalisée par l’une ou l’autre des Parties avant la date d’effet du présent Mandat et qui ne constitue pas une Création de Mandat.	“Pre-existing Creation”: means any Creation made by either Party before the effective date of this Mandate and which does not constitute a Mandate Creation.

« Savoir-Faire » : signifie les connaissances et informations exclusives, commerciales, techniques, scientifiques et autres, les découvertes, les secrets d’affaires, les concepts, les procédés, les techniques, les formules, les algorithmes, les données d’entrée utilisées dans tout système d’intelligence artificielle, les données ou ensembles de données, les bases de données, les méthodes de gestion industrielle ou commerciale, ainsi que leurs améliorations, sous quelque forme que ce soit.	“Know-how”: means the exclusive, commercial, technical, scientific and other knowledge and information, discoveries, trade secrets, concepts, processes, techniques, formulas, algorithms, input data used in any artificial intelligence system, data or data sets, databases, industrial or commercial management methods, as well as their improvements, in any form whatsoever.

13.2. Créations Préexistantes	13.2. Pre-existing Creations

Le Mandat n’emporte aucun transfert de Droits de Propriété Intellectuelle sur les Créations Préexistantes des Parties.	The Mandate does not entail any transfer of Intellectual Property Rights in the Parties’ Pre-existing Creations.

Monsieur HENRIET concède à la Société une licence d’utilisation non-exclusive, sous-licenciable pour utiliser les Créations Préexistantes de Monsieur HENRIET qui sont nécessaires pour l’utilisation ou la mise en œuvre par la Société des Créations de Mandat dont les Droits de Propriété Intellectuelle sont cédés à la Société. Cette licence est concédée à la Société pour la durée de protection des Créations Préexistantes de Monsieur HENRIET concernées par les Droits de Propriété Intellectuelle applicables.	Mr. HENRIET grants the Company a non-exclusive, sublicensable license to use the Pre-existing Creations of Mr. HENRIET that are necessary for the Company’s use or implementation of the Mandate Creations whose Intellectual Property Rights are assigned to the Company. This license is granted to the Company for the duration of protection of the Pre-existing Creations of Mr. HENRIET concerned by the applicable Intellectual Property Rights.

13.3. Cessions des Créations de Mandat	13.3 Assignment of Mandate Creations

La Société est et sera seul propriétaire des Créations de Mandat et seul titulaire de l’ensemble des Droits de Propriété Intellectuelle qui y sont attachés. La Société est seule habilitée à exploiter les Créations de Mandat de la manière la plus large permise par la loi et ce quelle qu’en soit la finalité ou destination, directement ou indirectement, à titre gratuit ou onéreux, à titre commercial ou non comme à titre promotionnel ou publicitaire. La Société dispose seule du droit de déposer toute Création de Mandat ou tout Droit de Propriété Intellectuelle afférents aux Créations de Mandat, en son seul nom. Les Créations de Mandat peuvent être diffusées ou distribuées sous le seul nom de la Société selon les usages professionnels en vigueur, ce que Monsieur HENRIET reconnaît et accepte expressément.	The Company is and shall be the sole owner of the Mandate Creations and the sole holder of all the associated Intellectual Property Rights. The Company is solely authorized to exploit the Mandate Creations in the broadest manner permitted by law, regardless of their purpose or destination, directly or indirectly, free of charge or for a fee, commercially or otherwise, such as for promotional or advertising purposes. The Company alone has the right to file any Mandate Creation or any Intellectual Property Right relating to the Mandate Creations, in its sole name. The Mandate Creations may be disseminated or distributed under the sole name of the Company in accordance with current professional practice, which Mr. HENRIET expressly acknowledges and accepts.

En ce qui concerne les droits d’auteur et droits voisins sur les Créations de Mandat, les Droits de Propriété Intellectuelle sur les Créations de Mandat seront cédés au fur et à mesure de leur création. Les droits ainsi cédés comprennent, en application de l’Article L.131-3 du Code de la propriété intellectuelle :	With regard to copyright and related rights on the Mandate Creations, the Intellectual Property Rights on the Mandate Creations will be assigned as and when they are created. The rights thus assigned include, in accordance with Article L.131-3 of the Intellectual Property Code:

-	pour le droit d’usage : le droit de faire usage et d’exploiter tout ou partie des Créations de Mandat, à titre personnel ou au bénéfice de tiers, à titre gratuit ou onéreux, aux fins d’effectuer toute forme de traitement, d’application ou d’utilisation, à quelque titre et sur quelque support que ce soit ;	-	for the right of use: the right to make use of and exploit all or part of the Mandate Creations, personally or for the benefit of third parties, free of charge or for a fee, for the purpose of carrying out any form of processing, application or use, for any purpose and on any medium whatsoever;

-	pour le droit de reproduction : le droit de reproduire, sans limitation de nombre, tout ou partie des Créations de Mandat, sur tout support connu ou inconnu à ce jour, actuel ou futur, et notamment mais non limitativement, sur tout support papier, électronique, numérique, analogique, digital, magnétique ou autrement exploitable par l’informatique, et par tout moyen de télécommunication, connu ou inconnu, actuel ou futur, notamment optique, électronique, numérique, magnétique, quelle que soit la finalité de la reproduction (commerciale, gratuite, publicitaire, promotionnelle, produits dérivés ou autre) ;	-	for the right of reproduction: the right to reproduce, without limitation as to number, all or part of the Mandate Creations, on any medium known or unknown to date, current or future, and in particular but not limited to, on any paper, electronic, digital, analog, digital, magnetic or otherwise exploitable by computer, and by any means of telecommunication, known or unknown, current or future, in particular optical, electronic, digital, magnetic, whatever the purpose of the reproduction (commercial, free of charge, advertising, promotional, derivative products or other);

-	pour le droit de représentation : le droit de représenter, de diffuser ou de faire diffuser, de communiquer ou mettre à disposition du public les Créations de Mandat par tout moyen et/ou support connu ou inconnu à ce jour, actuel ou futur, dans tous les formats, auprès de tout public, par tout réseau de communications, télécommunication ou autres, en ce compris par voie de cinéma, vidéo, télédiffusion, transmission analogique, hertzienne ou satellitaire, par technologie sans fil ou téléphonie mobile, et plus généralement, par tout autre moyen de communication (le réseau Internet, le courrier électronique, etc.) en vue d’une exploitation publique ou d’une utilisation privée, qu’elle soit gratuite, payante ou par abonnement quelle que soit la finalité de la représentation ou de la communication (commerciale, gratuite, publicitaire) ;	-	for the right of representation: the right to represent, broadcast or have broadcast, communicate or make available to the public the Mandate Creations by any means and/or medium known or unknown to date, current or future, in all formats, to any audience, by any communications network, telecommunications or other, including by cinema, video, television broadcasting, analog, terrestrial or satellite transmission, by wireless technology or mobile telephony, and more generally, by any other means of communication (the Internet, e-mail, etc.) for public performance or private use, whether free of charge, paid or by subscription, whatever the purpose of the representation or communication (commercial, free of charge, advertising);

-	pour le droit d’adaptation : le droit de décompiler, d’adapter, de corriger, de modifier, de faire évoluer les Créations de Mandat, par tous moyens ou procédés connus ou inconnus à ce jour et notamment, mais non limitativement, par tous modes de communication visés ci-dessus, quelle que soit la finalité de l’adaptation réalisée (commerciale, gratuite, publicitaire. promotionnelle ou autre), le droit de réaliser de nouvelles versions des Créations de Mandat ou de nouvelles créations à partir des Créations de Mandat, le droit de maintenir, modifier, arranger, assembler, condenser, transcrire, numériser, mixer, migrer, compresser, décompresser tout ou partie des Créations de Mandat, le droit de les traduire sous quelque langage ou code que ce soit (y compris informatique), le droit de les interfacer avec tout logiciel, tout matériel ou toute base de données, le droit de les intégrer à toute œuvre existante ou à venir, et ce sur tout support et par tout moyen ;	-	for the right of adaptation: the right to decompile, adapt, correct, modify, develop the Mandate Creations, by any means or processes known or unknown to date and in particular, but not limited to, by any means of communication referred to above, whatever the purpose of the adaptation made (commercial, free of charge, advertising, promotional or other), the right to produce new versions of the Mandate Creations or new creations based on the Mandate Creations, the right to maintain, modify, arrange, assemble, condense, transcribe, digitize, mix, migrate, compress, decompress all or part of the Mandate Creations, the right to translate them into any language or code (including computer language), the right to interface them with any software, hardware or database, the right to integrate them into any existing or future work, in any medium and by any means;

-	pour le droit d’exploitation : le droit de concéder à des tiers, en tout ou partie, sous quelque forme que ce soit, notamment par cession, licence ou tout autre type de contrat, à titre gratuit ou onéreux, tout ou partie des droits cédés sur les Créations de Mandat, de façon temporaire ou définitive ;	-	for the right of exploitation: the right to grant to third parties, in whole or in part, in any form whatsoever, in particular by assignment, license or any other type of contract, free of charge or for a fee, all or part of the rights assigned to the Mandate Creations, temporarily or permanently;

-	pour le droit de distribution : le droit de diffuser, commercialiser et mettre sur le marché les Créations de Mandat, à titre onéreux ou gratuit, y compris par la location ou la vente de reproductions des Créations de Mandat en tout ou partie, sur tout support ou par tout réseau de télécommunication ou communication électronique visé ci-dessus, et auprès de tout public, quelle que soit la finalité de la distribution (commerciale, gratuite, publicitaire, promotionnelle ou autre) ;	-	for the right of distribution: the right to distribute, market and place on the market the Mandate Creations, for payment or free of charge, including by renting or selling reproductions of the Mandate Creations in whole or in part, on any medium or by any telecommunications or electronic communications network referred to above, and to any audience, regardless of the purpose of the distribution (commercial, free of charge, advertising, promotional or other);

-	pour le droit de destination : le droit de définir et de modifier l’usage et la destination des Créations de Mandat sous toute forme, connue ou inconnue, actuelle ou future ;	-	for the right of destination: the right to define and modify the use and destination of the Mandate Creations in any form, known or unknown, current or future;

-	et plus généralement, le droit de disposer et d’exploiter librement les Créations de Mandat sous une forme non prévisible ou non prévue à la date de signature du Mandat.	-	and more generally, the right to freely dispose of and exploit the Mandate Creations in a form that is not foreseeable or not provided for on the date of signature of the Mandate.

Monsieur HENRIET s’engage à (i) communiquer régulièrement à la Société, pendant la durée du Mandat, la liste exhaustive des Créations de Mandat réalisées pour le compte de la Société, (ii) confirmer, à tout moment à la demande de la Société et, dans tous les cas, à la fin de tout projet majeur de Création de Mandat, la cession à la Société de tous les droits d’auteur et droits voisins, qu’il pourrait détenir sur toute Création de Mandat, par la conclusions d’avenants au Mandat réitératifs de cette cession, et (iii) fournir à la Société tout élément ou documentation relatifs aux Créations de Mandat (y compris le code source et toute la documentation relative aux logiciels), dont la propriété matérielle est attribuée de manière irrévocable, sans limitation ni réserve, à la Société en vertu du présent Mandat.	Mr. HENRIET undertakes to (i) regularly provide the Company, throughout the term of the Mandate, with a comprehensive list of the Mandate Creations produced on the Company’s behalf, (ii) confirm, at any time at the Company’s request and, in any case, at the end of any major Mandate Creation project, the assignment to the Company of all copyright and related rights that he may hold on any Mandate Creation, by concluding amendments to the Mandate reiterating this assignment, and (iii) provide the Company with any element or documentation relating to the Mandate Creations (including the source code and all software documentation), the material ownership of which is irrevocably assigned, without limitation or reservation, to the Company under this Mandate.

Les cessions de Droits de Propriété Intellectuelle sur les Créations de Mandat intervenant en vertu du Mandat sont consenties à titre exclusif, pour le monde entier et pour toute la durée légale de protection des Créations de Mandat par les Droits de Propriété Intellectuelle applicables telle que prévue tant par les législations française et étrangères que par les conventions internationales, y compris leurs éventuelles prolongations. Monsieur HENRIET s’interdit par ailleurs d’exploiter ou de concéder à un tiers tout droit d’utilisation et d’exploitation sur tout ou partie des Créations de Mandat.	The assignments of Intellectual Property Rights on the Mandate Creations occurring under the Mandate are granted on an exclusive basis, for the entire world and for the entire legal term of protection of the Mandate Creations by the applicable Intellectual Property Rights as provided for by both French and foreign legislation and by international conventions, including any extensions thereof. Mr. HENRIET shall refrain from exploiting or granting to a third party any right of use and exploitation of all or part of the Mandate Creations.

Monsieur HENRIET s’engage à fournir promptement à la Société tous documents et signatures qui seraient nécessaires pour procéder aux formalités que la Société estimerait utiles pour la protection des Créations de Mandat et qui lui seraient réclamés par la Société. En tant que de besoin, Monsieur HENRIET s’engage à collaborer avec diligence et à apporter son assistance à la Société dans le cadre de toute réclamation ou procédure judiciaire relative aux Créations de Mandat. Monsieur HENRIET accepte d’assister la Société, à la demande de de la Société, dans le cadre de la protection de ses intérêts concernant les Créations de Mandat et les Droits de Propriété Intellectuelle y afférents dans tous pays et notamment de signer et de remettre immédiatement à la Société tous les documents et d’effectuer tous actes nécessaires sur demande de la Société.	Mr. HENRIET undertakes to promptly provide the Company with any documents and signatures that may be necessary to carry out the formalities that the Company deems useful for the protection of the Mandate Creations and that may be requested by the Company. As necessary, Mr. HENRIET undertakes to collaborate diligently and to provide assistance to the Company in the context of any claim or legal proceedings relating to the Mandate Creations. Mr. HENRIET agrees to assist the Company, at the request of the Company, in protecting its interests concerning the Mandate Creations and the related Intellectual Property Rights in all countries and in particular to sign and immediately deliver to the Company all documents and to perform all necessary acts at the request of the Company.

Compte tenu de la cession opérée, Monsieur HENRIET s’interdit de procéder en son nom ou au nom d’un tiers, sauf accord préalable et écrit de la Société, à tout dépôt et à toute formalité auprès de tout registre de marques, brevets, logiciels, dessins et modèles et/ou tous autres registres similaires, en France ou à l’étranger, des Créations de Mandat ou de créations similaires aux Créations de Mandat.	In view of the transfer made, Mr. HENRIET shall refrain from proceeding in his own name or in the name of a third party, without the prior written consent of the Company, with any filing or formality with any register of trademarks, patents, software, designs and models and/or any other similar registers, in France or abroad, of the Mandate Creations or creations similar to the Mandate Creations.

Les Parties conviennent que la rémunération versée par la Société à Monsieur HENRIET au titre du présent Mandat inclut la contrepartie forfaitaire à la cession prévue au présent Article conformément à l’article L131-4 du Code de la Propriété Intellectuelle. Monsieur HENRIET se déclare pleinement rempli de ses droits au titre des cessions intervenues en vertu du Mandat et s’interdit de solliciter ou revendiquer à ce titre toute indemnité ou rémunération supplémentaire de quelque nature que ce soit.	The Parties agree that the remuneration paid by the Company to Mr. HENRIET under this Mandate includes the lump-sum consideration for the assignment provided for in this Article in accordance with Article L131-4 of the Intellectual Property Code. Mr. HENRIET declares that he is fully satisfied with his rights under the assignments made under the Mandate and refrains from soliciting or claiming any additional compensation or remuneration of any kind whatsoever in this respect.

A la date de résiliation ou de fin du Mandat, Monsieur HENRIET s’engage par ailleurs à remettre sans délai, à la demande de la Société et/ou dès la résiliation du présent Mandat, l’ensemble des éléments constituant les Créations de Mandat, que ces dernières soient finalisées ou en cours de développement, y compris sans limitation toute documentation, élément de code, document de travail, méthode de calcul réalisés aux fins de développement des Créations de Mandat sur tout support.	On the date of termination or expiry of the Mandate, Mr. HENRIET also undertakes to hand over without delay, at the request of the Company and/or upon termination of this Mandate, all the elements constituting the Mandate Creations, whether finalized or in development, including without limitation any documentation, code elements, working documents, calculation methods produced for the purposes of developing the Mandate Creations on any medium.

13.4. Savoir-Faire	13.4. Know-How

Monsieur HENRIET s’engage à communiquer à la Société, de manière continue et sous la forme requise par la Société, tout le Savoir-Faire rattaché aux Créations de Mandat. La société a le droit exclusif d’utiliser, d’exploiter et de divulguer ce Savoir-faire à quelque fin que ce soit et sans aucune restriction territoriale. Monsieur HENRIET s’engage à ne pas utiliser, exploiter ou divulguer ce Savoir-faire, sauf dans la mesure où cela est nécessaire à l’exécution de ses fonctions en vertu du présent Mandat.	Mr. HENRIET undertakes to communicate to the Company, on an ongoing basis and in the form required by the Company, all the Know-How related to the Mandate Creations. The Company has the exclusive right to use, exploit and disclose this Know-how for any purpose whatsoever and without any territorial restriction. Mr. HENRIET undertakes not to use, exploit or disclose this Know-How, except to the extent necessary for the performance of his duties under this Mandate.

13.5. Déclarations et garanties	13.5. Representations and warranties

Monsieur HENRIET garantit à la Société la jouissance pleine et entière, et libre de toute servitude, des Créations de Mandat et des Droits de Propriété Intellectuelle qui y sont attachés. À ce titre, Monsieur HENRIET garantit notamment : (i) qu’il est titulaire de l’intégralité des Droits de Propriété Intellectuelle sur les Créations de Mandat cédées à la Société et qu’il dispose de tous pouvoirs pour conclure le Mandat; (ii) que les Créations de Mandat ne portent pas atteinte à des droits antérieurs de tiers et qu’il garantit à ce titre la Société contre tous troubles, revendications, évictions, recours ou actions de la part de toute personne sur le fondement d’une infraction, de la concurrence déloyale et/ou du parasitisme ; (iii) que les cessions intervenant en vertu du Mandat sont consenties à titre exclusif et que les Créations de Mandat et les Droits de Propriété Intellectuelle qui y sont attachés n’ont fait et ne font l’objet d’aucun engagement au profit de tiers, que ce soit sous la forme de cession, de licence, d’autorisation, de caution, de garantie, ou sous toutes autres formes, de nature à limiter la portée des droits cédés à la Société.	Mr. HENRIET guarantees the Company full and unencumbered use of the Mandate Creations and the associated Intellectual Property Rights. As such, Mr. HENRIET guarantees in particular: (i) that he holds all Intellectual Property Rights to the Mandate Creations assigned to the Company and that he has full power to conclude the Mandate; (ii) that the Mandate Creations do not infringe any prior rights of third parties and that he therefore guarantees the Company against any disturbances, claims, evictions, recourse or actions on the part of any person on the basis of infringement, unfair competition and/or free riding; (iii) that the assignments occurring under the Mandate are granted on an exclusive basis and that the Mandate Creations and the Intellectual Property Rights attached to them have not been and are not the subject of any commitment to the benefit of third parties, whether in the form of assignment, license, authorization, surety, guarantee, or in any other form, likely to limit the scope of the rights assigned to the Company.

Monsieur HENRIET s’engage à indemniser la Société de tous les frais, dépenses, dommages-intérêts ou pertes de quelque nature que ce soit, liés à une réclamation d’un tiers faisant valoir que Monsieur HENRIET aurait violé un droit de tiers dans le cadre de la réalisation de ses missions aux termes du présent Mandat.	Mr. HENRIET undertakes to indemnify the Company against all costs, expenses, damages or losses of any kind whatsoever, related to a claim by a third party asserting that Mr. HENRIET infringed a third party right in the course of carrying out his duties under this Mandate.

Monsieur HENRIET garantit qu’il fournira les Services en conformité avec l’ensemble des lois applicables, y compris, sans limitation le Règlement (UE) 2016/679 du Parlement européen et du Conseil du 27 avril 2016 relatif à la protection des personnes physiques à l’égard du traitement des données à caractère personnel et à la libre circulation de ces données ainsi que toute loi ou toute règlementation applicable à la protection des données à caractère personnel, y compris, notamment, la loi n° 78-17 relative à l’informatique, aux fichiers et aux libertés, telle que modifiée. Il fournira par ailleurs à la Société, toute la coopération nécessaire afin que la Société soit en mesure de se conformer à ses obligations légales.	Mr. HENRIET guarantees that he will provide the Services in accordance with all applicable laws, including, without limitation, Regulation (EU) 2016/679 of the European Parliament and of the Council of April 27, 2016, on the protection of natural persons with regard to the processing of personal data and on the free movement of such data, as well as any law or regulation applicable to the protection of personal data, including, in particular, Law No. 78-17 on data processing, data files and individual liberties, as amended. He shall also provide the Company with all the cooperation necessary to enable the Company to comply with its legal obligations.

Monsieur HENRIET s’abstiendra d’utiliser toute solution basée sur l’intelligence artificielle (y compris tout système d’intelligence artificielle tel que défini par le Règlement (UE) 2024/1689 du Parlement européen et du Conseil du 13 juin 2024) aux fins d’exercice de ses fonctions sans l’accord préalable écrit de la Société. En cas d’autorisation écrite de la Société, Monsieur HENRIET s’engage à identifier les éléments créés en tout ou partie avec l’aide d’un système d’intelligence artificielle et s’engage à respecter les politiques de la Société en matière d’intelligence artificielle.	Mr. HENRIET shall refrain from using any solution based on artificial intelligence (including any artificial intelligence system as defined by Regulation (EU) 2024/1689 of the European Parliament and of the Council of June 13, 2024) for the purposes of performing his duties without the prior written consent of the Company. In the event of written authorization from the Company, Mr. HENRIET undertakes to identify the elements created in whole or in part with the help of an artificial intelligence system and undertakes to comply with the Company’s policies in relation to artificial intelligence.

ARTICLE 14 : CESSATION DU MANDAT		ARTICLE 14: TERMINATION OF THE MANDATE

Le Mandat prendra fin dans les cas suivants :		This Mandate will end in the following cases:

-	d’un commun accord des Parties ;	-	by mutual agreement of the Parties;

-	pour juste motif, par décision des associés (dans les conditions prévues par les statuts);	-	for just cause, by decision of the shareholders (in accordance with the articles of association’s provisions);

-	par la démission du Président dans les conditions prévues dans les statuts de la Société, sous réserve du respect d’un préavis de six (6) mois pouvant être réduit sur décision des associés ayant statué sur son remplacement ;	-	by resignation of the President in accordance with the provisions of the articles of association of the Company, subject to compliance with a notice period of six (6) months, which may be reduced by decision of the shareholders having resolved on his replacement;

-	par le décès du Président ;	-	in case of the President’s death;

-	en cas d’inaptitude au travail ou d’une invalidité majeure reconnue par les organismes de sécurité sociale ; ou	-	in case of incapacity for work or major disability recognized by social security organizations; or

-	en cas d’interdiction de gérer une société.	-	in the event of a prohibition to manage a company.

ARTICLE 15 : DIVERS	ARTICLE 15: MISCELLANEOUS

Le présent Mandat est rédigé en français et traduit en anglais. En cas de divergence entre la version française et la version anglaise, la version française prévaudra.	This Mandate is drafted in French and is translated into English. In the event of discrepancies between the French and English versions, the French version shall prevail.

Le Mandat est régi par le droit français. Les juridictions compétentes seront les juridictions françaises.	The Mandate is governed by French law. The competent courts will be the French courts.

Les dispositions du Mandat sont séparables et par conséquent, toute nullité de l’une ou plusieurs d’entre elles prononcée par un tribunal compétent ne s’étend pas aux autres.	The provisions of this Mandate are separate and, as a consequence, the nullity of one or several of these provisions, declared by a competent tribunal, shall not extend to the others.

Monsieur HENRIET bénéficiera de la couverture de l’assurance responsabilité civile des dirigeants (D&O) souscrite par la Société, conformément aux termes et conditions de la police d’assurance en vigueur au sein de la Société.	Mr. HENRIET shall benefit from the directors’ and officers’ liability insurance (D&O) subscribed by the Company, in accordance with the terms and conditions of the insurance policy in force within the Company.

Le Mandat est établi en deux (2) exemplaires dont l’un devra être retourné à la Société dans les plus brefs délais, revêtu de la signature du Président, précédée de la mention « lu et approuvé, bon pour accord » sur la dernière page, les pages précédentes étant également paraphées par ses soins.	The Mandate is drawn up in duplicates, one of which must be returned to the Company as soon as possible, bearing the President’s signature, preceded by the words “read and approved, good for agreement” on the last page, the preceding pages also being initialed by him.

ARTICLE 16 : SIGNATURE ELECTRONIQUE	ARTICLE 16: ELECTRONIC SIGNATURE

Les Parties conviennent de signer le présent Mandat de manière électronique, par l’intermédiaire du prestataire de services DocuSign. Les Parties reconnaissent au Mandat signé électroniquement la qualité de document original et la même force probante qu’un écrit sur papier conformément aux lois et réglementations applicables.	The Parties agree to sign the present Mandate electronically, via the service provider DocuSign. The Parties acknowledge that the Mandate signed electronically is an original document and has the same probative value as a written document on paper in accordance with applicable laws and regulations.

Fait à (lieu) / At (place):

Le (date) / On (date):

Pour la Société / For the Company

Mr. Wasiq Bokhari

Mr. Loïc HENRIET*

* Signature précédée de la mention “Lu et approuvé, bon pour accord” / Signature preceded by the mention
“Read and approved, good for agreement”